SIGN ON BONUS ADVANCE AND REPAYMENT AGREEMENT 1 This Sign On Bonus Advance and Repayment Agreement (“Agreement”) is entered into as of the last date set forth below, by and between Starz Entertainment, LLC (the “Company”) and Jim Kapenstein (“Employee”). Employee and the Company agree as follows: 1) Sign On Advance. The Company will pay Employee a bonus advance in the total amount of One Million Two-Hundred Fifty Thousand Dollars ($1,250,000.00) less applicable deductions and withholdings, payable as follows: on the Company’s next regular payroll period following the 30th day after Employee’s start date (the “Sign On Advance”). The Sign On Advance is expressly conditioned upon Employee’s continuous employment with the Company through the two (2) year anniversary of the start date, and shall not be deemed to be earned until the two (2) year anniversary of the start date (the “Period”). By accepting the Sign On Advance, Employee agrees that Employee is receiving something of value that the Company is not in any way required to provide to Employee, and Employee agrees to assume full responsibility for any repayments that may be required as set forth herein. 2) Repayment of Sign On Bonus Advance. (a) Employee understands and agrees that all payments for the Sign On Advance made to Employee prior to completing the entire Period are in the nature of an advance; that is, Employee has not earned those payments unless and until Employee has continuously worked for the Company through the end of the entire Period. Upon Employee’s voluntary resignation at Employee’s sole election (other than a Voluntary Termination for Good Reason that qualifies as a Qualifying Termination (each as defined in the Executive Employment Agreement, dated as of May 26, 2026, by and between the Company and Employee)), or if Employee is terminated for misconduct (as defined under California Unemployment Insurance Code section 1256 and its implementing regulations) prior to the last day of the Period, Employee agrees to repay a portion of the Sign On Advance to the Company using the following formula: 1/24th of the Sign On Advance paid by the Company multiplied by the number of months, including partial months, remaining in the Period. For illustrative purposes only: Total Bonus Advance = $1,250,000 Start Date = January 1, 2026 Termination Date = October 1, 2026 Repayment amount due = $781,250 (i.e., $1,250,000 ÷ 24 months = $52,083.33 x 15 months remaining before end of the two-year Period) (b) Employee must make this payment to the Company no later than thirty (30) days after Employee’s last day of employment with the Company. (c) Any repayment obligation for early separation from employment, as set forth herein, is not subject to interest accrual. "%$!!& "#

SIGN ON BONUS ADVANCE AND REPAYMENT AGREEMENT 2 (d) Employee acknowledges that, prior to the start date, Employee may elect to defer payment of the Sign On Advance to immediately after the Period, in which case the Sign On Advance will be paid after the Sign On Advance had been fully earned at the end of the Period without any repayment obligation. If Employee wishes to defer payment, Employee must advise Human Resources in writing before the start date. Any such deferral election must be made in accordance with Section 409A of the Internal Revenue Code. If Human Resources does not receive notice of Employee’s deferral prior to the start date, the Sign On Advance will be paid out in accordance with Section 1. 3) Authorization for Deduction from Final Paycheck. Where authorized due to the nature of Employee’s separation from employment as a voluntary resignation solely at Employee’s election (other than a Voluntary Termination for Good Reason that qualifies as a Qualifying Termination) or due to Employee’s misconduct, and to the extent Employee is required to repay any portion of the Sign On Advance as set forth herein, Employee agrees to execute an Authorization for Deduction from Final Wage Payment (“Final Authorization”) at the time of Employee’s separation from employment to authorize the Company to deduct from Employee’s final paycheck(s), the maximum amount possible to fully pay the balance of the Sign On Advance owed to the Company in accordance with the formula stated above. 4) Advance Amounts Still Owing after Termination of Employment. In the event that a portion of the Sign On Advance owed to the Company under this Agreement is still owing after Employee’s receipt of final paycheck(s), Employee agrees that Employee shall pay to the Company, no later than thirty (30) days after Employee’s last day of employment with the Company, the remaining portion of the Sign On Advance still owing under this Agreement. In the event that the separation of employment was a voluntary resignation solely at the election of the Employee (other than a Voluntary Termination for Good Reason that qualifies as a Qualifying Termination) or due to Employee’s misconduct, Employee further understands and agrees that: (i) if Employee refuses to execute a Final Authorization, or (ii) if the deduction(s) made pursuant to any Final Authorization does not fully discharge Employee’s liability under this Agreement and Employee fails to fully discharge Employee’s liability under this Agreement no later than thirty (30) days after Employee’s last day of employment with the Company, the Company may begin legal proceedings against Employee to recover the portion of the amount still owing under this Agreement and seek any and all remedies allowed by applicable law. Employee agrees that in the event the Company brings any such legal proceedings and prevails, it shall be entitled to an award of reasonable attorneys’ fees and costs incurred in connection with such legal proceedings. 5) Waiver of Notice. Employee hereby waives protest, notice of protest, notice of dishonor and all other notice or demand in connection with delivery, acceptance, performance, default or endorsement of this Agreement. The Company will, upon reasonable request, provide supporting documentation for the Sign On Advance. 6) Free and Informed Execution. Employee agrees that Employee has: (i) carefully read this Agreement; (ii) has had the contents of such documents fully explained by the Company; (iii) had the opportunity to ask questions; (iv) been notified that Employee has the right to consult an attorney of Employee’s choice (at Employee’s expense) regarding the Agreement and Employee has been provided with a reasonable time period of not less than five (5) business days to obtain such advice of counsel prior to executing the Agreement; and (v) executed this Agreement freely and voluntarily. "%$!!& "#

SIGN ON BONUS ADVANCE AND REPAYMENT AGREEMENT 3 7) Miscellaneous. This Agreement constitutes the entire agreement between the parties relating to the subject matter herein and may not be amended except by writing signed by the parties. This Agreement shall be construed under the laws of the State of California. Any claims or disputes arising under this Agreement are subject to any arbitration agreement entered into by the parties. [Signature page to follow] AGREED AND ACCEPTED: Starz Entertainment, LLC By: ______________________ Title: ______________________ Date: ______________________ EMPLOYEE ____________________________ Jim Kapenstein Date: ______________________ "%$!!& "#